UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 22, 2007

                 Taylor Capital Group, Inc.

(Exact name of registrant as specified in its charter)
Delaware	0-50034	36-4108550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9550 West Higgins Road, Rosemont, Illinois	60018
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (847) 653-7978

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

This Current Report on Form 8-K/A is being filed by Taylor Capital Group, Inc. (the "Company") to amend and supplement the Company's Current Report on Form 8-K filed with the Securities and Exchange Commission on May 1, 2007 (the "Prior Report"). The Prior Report announced the appointment of Robin VanCastle to the position of Chief Financial Officer of the Company, effective May 1, 2007. At the time of the filing of the Prior Report, the material terms of Ms. VanCastle's compensation had not yet been determined.

On May 22, 2007, the Compensation Committee of the Company's Board of Directors approved a compensation package for Ms. VanCastle. The new compensation package provides that Ms. VanCastle will be entitled to base compensation of $240,000 per year, effective as of January 1, 2007. In addition, Ms. VanCastle will be eligible to receive an annual cash incentive bonus under the Company's 2007 Incentive Bonus Plan targeted at 35% of her annual base compensation and a long-term equity compensation incentive award under the Company's 2002 Incentive Compensation Plan with a targeted value of 62.5% of her annual base compensation to be given in the form of stock option or restricted stock grants. Actual payouts of incentives under both the Incentive Bonus Plan and Incentive Compensation Plan will be based upon the achievement of Company and individual performance objectives for 2007 and will be payable in early 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 24, 2007

TAYLOR CAPITAL GROUP, INC.

By:	/s/ BRUCE W. TAYLOR
Bruce W. Taylor
Chairman, Chief Executive Officer, and President